Cineplex Odeon Corporation

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE is hereby given that the Annual Meeting of Shareholders (the "Meeting") of CINEPLEX ODEON CORPORATION (the "Corporation") will be held at Cineplex Odeon Varsity Cinemas, 55 Bloor Street West, Second Level, Toronto, Ontario, on Thursday June 26, 1997, at the hour of 12:00 noon (Toronto time) for the following purposes:

          1. To receive the annual report of the Corporation, the financial statements of the Corporation contained therein as at and for the year ended December 31, 1996, and a report of the auditors thereon.

          2.   To elect directors.

          3. To appoint KPMG, Chartered Accountants, as independent auditors for fiscal 1997.

          4. To authorize the directors to fix the remuneration of the auditors.

          5. To transact such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.

DATED the 26th day of May, 1997.

                                                         BY  ORDER  OF  THE
                              BOARD

                                                       Michael Herman

                                                       Secretary

NOTE: Shareholders who are unable to be present in person at the Meeting are requested to fill in, date, sign and return, in the envelope provided for that purpose, the form of proxy accompanying this Notice. In order to be voted, proxies must be received by the Corporation, c/o its Registrar and Transfer Agent, Montreal Trust Company of Canada, Stock Transfer Department, 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2N1 by no later than 5:00 p.m. (Toronto time) on Tuesday June 24, 1997 or, in the case of any adjournment of the Meeting, by no later than 5:00 p.m. (Toronto time) on the second business day immediately preceding the date of such adjourned Meeting. A Management Information Circular and form of proxy accompany this Notice.

                        CINEPLEX ODEON CORPORATION
                            1303 YONGE STREET
                             TORONTO, ONTARIO
                                 M4T 2Y9

                         SOLICITATION OF PROXIES

      This Management Information Circular is furnished in connection with the solicitation by the management of Cineplex Odeon Corporation (the "Corporation") of proxies to be used at the Annual Meeting of Common and Subordinate Restricted Voting Shareholders of the Corporation (the "Meeting") to be held on Thursday June 26, 1997, at 12:00 noon (Toronto time) at Cineplex Odeon Varsity Cinemas, 55 Bloor Street West, Second Level, Toronto, Ontario, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally by officers or employees of the Corporation at nominal cost.
Management of the Corporation has also retained ADP Independent Investor Communications Corporation ("ADP") to assist in the solicitation of proxies from shareholders. The estimated fee payable to ADP for such services is $750. The cost of solicitation by management will be borne by the Corporation. This Management Information Circular and the accompanying proxy are expected to be first mailed to shareholders on or about May 26, 1997.

      Unless otherwise indicated, information contained herein is given as of May 14, 1997. Management knows of no matters to come before the Meeting other than the matters referred to in the accompanying Notice of Meeting. Unless otherwise indicated, all dollar figures contained herein are stated in Canadian currency.

                  APPOINTMENT AND REVOCATION OF PROXIES

      The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. A shareholder desiring to appoint some other person to attend, act and vote for him or her and on his or her behalf at the Meeting and at any adjournments thereof may do so either by inserting such person's name in the blank space provided in the form of proxy or by completing another proper form of proxy and, in either case, delivering the completed proxy to the Corporation, c/o Montreal Trust Company of Canada, the Registrar and Transfer Agent of the Corporation, at 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2N1, Attention: Stock Transfer Department, or returning it by mail in the envelope provided for that purpose, in either case so that it is received by Montreal Trust Company of Canada at the above-noted office by no later than 5:00 p.m. (Toronto time) on Tuesday June 24, 1997 or, in the case of any adjournment of the Meeting, by no later than 5:00 p.m. (Toronto time) on the second business day immediately preceding the date of such adjourned Meeting.

      The proxy must be signed by the shareholder or by his or her attorney authorized in writing, as his or her name appears on the Corporation's register of shareholders. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized.

      In addition to revocation in any other manner permitted by law, a proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either:

          (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used; or

          (ii) with the chairman of such Meeting on the day of the Meeting or any adjournments thereof.

     Upon either of such deposits, the proxy is revoked.

                    EXERCISE OF DISCRETION BY PROXIES

      The persons named in the enclosed form of proxy will vote or withhold from voting the shares in respect of which they are appointed on any ballot that may be called for in accordance with the direction of the shareholders appointing them. In the absence of such direction, such shares will be voted FOR all of the matters referred to in items (a) to, and including,
(c) in the accompanying proxy, all as stated under the appropriate headings in this Management Information Circular.

      The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. As of the date of this Management Information Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. However, if any such amendments, variations or other matters not now known to management of the Corporation should properly come before the Meeting, the shares represented by the proxies hereby solicited will be voted thereon in accordance with the best judgment of the person or persons voting such proxies.

                              ANNUAL REPORT

      The consolidated financial statements of the Corporation for the fiscal year ended December 31, 1996 and the auditors' report thereon will be placed before the shareholders.

                              VOTING SHARES

      On May 14, 1997, the Corporation had outstanding 103,352,282 common shares ("Common Shares") and 73,446,426 Subordinate Restricted Voting Shares ("SRV Shares"). Universal Studios, Inc. ("Universal"), formerly MCA INC., a diversified entertainment company, is the only holder of SRV Shares.

      At all meetings of shareholders, each Common Share entitles the registered holder thereof to one vote, which may be given in person or by proxy. Shares represented at the Meeting in person or by proxy will be counted toward the existence of a quorum notwithstanding their abstention or non-vote on certain matters in accordance with Ontario law. Abstentions and non-votes with respect to a particular proposal will not be counted toward the total number of votes cast, however, in determining whether such proposal receives the necessary approval.

      Other than with respect to the election of directors (discussed below), the holders of SRV Shares are currently entitled, as a class, to the lesser of: (i) one vote less than one vote per share for each issued and outstanding SRV Share, and (ii) one vote less than the result obtained by dividing by two the difference between (a) the total number of votes attached to issued and outstanding "voting securities" of the Corporation, and (b) three times the number of votes attached to "Universal stocks". For purposes of the Articles of the Corporation, "voting securities" excludes SRV Shares but includes Common Shares and "Universal stocks" means all voting securities owned by Universal, its subsidiaries, associates, affiliates, their respective directors and officers and the associates and affiliates of such directors and officers, other than voting securities owned by any person who is on or after April 29, 1996 a director or officer of The Seagram Company Ltd. ("Seagram") or a subsidiary thereof (other than Universal and its subsidiaries) or by any associate (other than Seagram or any affiliate of Seagram) of any such person.

      Universal, the sole holder of SRV Shares, has, pursuant to the Articles of the Corporation, the right to nominate a maximum number of directors proportionate to its share ownership of the Corporation, provided that it may not nominate more than: (i) four candidates for election to the board of directors, if the number of directors of the Corporation is 15, or
(ii) one-third of the number of candidates for election to the board of directors (rounded down to the nearest whole number), if the number of directors of the Corporation is other than 15. The number of candidates that Universal may nominate at any particular meeting of shareholders is, however, reduced by the number of individuals nominated by management of the Corporation at the particular meeting at the request of Universal.

      All shareholders, including Universal, are entitled to exercise one vote for each share owned by them with respect to those candidates nominated by Universal for election to the board of directors (or proposed for nomination by management of the Corporation at the request of Universal). Pursuant to the Articles of the Corporation, Universal is not entitled to vote any of its SRV Shares for any other nominees.

      The record date for the purpose of determining the shareholders entitled to receive notice of the Meeting (the "Record Date") has been fixed as May 14, 1997. In accordance with the provisions of the Business Corporations Act (Ontario) (the "Act"), the Corporation will prepare a list of shareholders as at the close of business on the Record Date. In accordance with the voting rights attaching to the Common Shares and the SRV Shares as outlined above, each shareholder named in the list will be entitled to vote, on all resolutions put forth at the Meeting for which such shareholder is entitled to vote, the shares shown opposite his or her name on the said list, except to the extent that: (i) the shareholder has transferred any of his or her shares after the Record Date; and (ii) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he or she owns the shares and demands, not later than 10 days before the Meeting, that his or her name be included in the list of shareholders before the Meeting, in which case the transferee will be entitled to vote his or her shares at the Meeting. The failure of a shareholder to receive the Notice of Meeting does not deprive him or her of the right to vote at the Meeting.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table (together with the notes thereto) sets forth certain information as of May 14, 1997 with respect to those persons known to the Corporation to be the beneficial owners of, or who exercise control or direction over, five percent or more of each class of the Corporation's securities, all directors and nominees, the executive officers named in the Summary Compensation Table contained herein and all directors and executive officers as a group.

Name of Beneficial Owner                     Number of Common  Percentage
                                                  Shares           of
                                            Beneficially Owned    Class
                                                    or
                                            over which Control
                                                    or
                                               Direction is
                                                Exercised
The Honourable E. Leo Kolber                          3,578,092        3.23
Allen Karp                                            3,101,142        2.80
Rudolph P. Bratty                                       426,036           *
John H. Daniels                                         323,265           *
Bruce L. Hack                                                 0           0
Ellis Jacob                                           1,282,400        1.16
Christopher McGurk                                            0           0
Brian C. Mulligan                                             0           0
Andrew J. Parsons                                        20,000           *
Eric W. Pertsch                                             400           *
Robert Rabinovitch                                       10,000           *
James D. Raymond                                      1,707,369        1.54
Howard L. Weitzman                                            0           0
Charles R. Bronfman                                   3,409,924        3.08
The Charles Rosner Bronfman Family Trust             35,918,429       32.40
Robert Tokio                                          1,603,240        1.45
Michael D. McCartney                                    170,331           *
Michael Herman                                          517,500           *
All directors and executive officers as a            13,629,049       12.29
group (19 persons)

* Indicates beneficial ownership or control of less than 1.0% of the outstanding Common Shares.

       Universal (in which Seagram owns an 80% indirect interest) beneficially owns 73,446,426 SRV Shares, being 100% of such class. Universal does not hold any other shares of the Corporation. The address of Universal is 100 Universal City Plaza, Universal City, California, 91608, U.S.A. The Articles of the Corporation provide that if SRV Shares are transferred by Universal to a third party (except in very limited circumstances), such shares will be automatically converted on transfer into Common Shares, on a share-for-share basis.

      Based  on  the most recent publicly available information related  to
Seagram: (i) descendants of the late Samuel Bronfman and trusts established for their benefit (the "Bronfman Trusts") beneficially owned, directly or indirectly, an aggregate of 133,554,577 of the then outstanding common shares of Seagram ("Seagram Shares"), constituting approximately 36.02% of the then outstanding Seagram Shares, which amount includes the approximately 14.65% of the then outstanding Seagram Shares owned by trusts established for the benefit of Charles R. Bronfman and his descendants, including, without limitation, the Charles Rosner Bronfman Family Trust (the "Trust"), (ii) Charles R. Bronfman owned directly 1,002,760 Seagram Shares, constituting approximately 0.27% of the then outstanding Seagram Shares, and (iii) pursuant to two voting trust agreements, Charles R. Bronfman served as the voting trustee for approximately 32.57% of the then outstanding Seagram Shares and a voting trustee for approximately 2.83% of the then outstanding Seagram Shares, which shares are beneficially owned by the Bronfman Trusts and certain other entities.

(1) Includes 2,728,718 Common Shares owned directly and 774,374 Common Shares owned by 3096475 Canada Inc., a corporation wholly owned by Senator Kolber. Also includes 75,000 Common Shares beneficially owned by Senator Kolber's wife, as to which he disclaims beneficial ownership.

(2) Includes 17,142 Common Shares which are beneficially owned by the Allen and Sharon Karp Trust, as to which Mr. Karp disclaims beneficial ownership, and 3,084,000 Common Shares which relate to options exercisable within 60 days of May 14, 1997.

(3) Does not include 73,446,426 SRV Shares owned by Universal. Messrs. Hack, McGurk, Mulligan, Pertsch and Weitzman, officers of Universal or its affiliates, disclaim beneficial ownership of all shares owned by Universal.

(4) This number relates solely to options exercisable within 60 days of May 14, 1997.

(5) All of the Common Shares are owned by 131382 Canada Inc., a corporation wholly owned by Mr. Parsons.

(6) All of the Common Shares are beneficially owned by Mr. Rabinovitch's wife, as to which he disclaims beneficial ownership.

(7) Includes 1,515,888 Common Shares owned directly and 157,200 Common Shares owned by Rayjad Investments Inc., a corporation wholly owned by Mr. Raymond. Also includes 34,281 Common Shares owned by Feejay
     Corporation Canada Ltd., a corporation owned by Mr. Raymond and members of his family, as to which Mr. Raymond disclaims beneficial ownership.

(8) The address of such shareholder is 1170 Peel Street, 8th Floor, Montreal, Quebec, H3B 4P2, Canada.

(9) Includes 99,266 Common Shares beneficially owned by Mr. Bronfman's wife, as to which Mr. Bronfman disclaims beneficial ownership.

(10) Of this number, 1,584,400 Common Shares relate to options exercisable within 60 days of May 14, 1997.

(11) Of this number, 167,031 Common Shares relate to options exercisable within 60 days of May 14, 1997.

(12) Of this number, 7,522,255 Common Shares relate to options exercisable within 60 days of May 14, 1997.

      No other persons are known to the Corporation to beneficially own or exercise control or direction over more than five percent of any class of shares of the Corporation.

      Section 16(a) of the SECURITIES EXCHANGE ACT OF 1934, as amended, requires the Corporation's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Corporation. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation (and written representations that no other reports were required), all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Michael McCartney filed a Form 5 in January of 1997, disclosing ownership of 3,300 Common Shares of the Corporation acquired by him several years prior to becoming an insider, which he inadvertently failed to report in his initial Form 3 filed in June 1996.

                          ELECTION OF DIRECTORS

      A majority of the board of directors and of every committee of directors must be residents of Canada within the meaning given to such term in the Act. In addition, not less than two-thirds of the directors of the Corporation must be Canadians within the meaning given to such term in the Investment Canada Act.

      The Articles of the Corporation currently provide that the board of directors of the Corporation consists of not less than eight and not more than twenty-five directors. The number of directors has been fixed by the board of directors at twelve.

      In accordance with the Articles of the Corporation, Universal, as the sole holder of SRV Shares, is entitled to nominate four candidates to the board of directors, unless such individuals are nominated by management of the Corporation at the request of Universal, as described under the heading "Voting Shares". Management of the Corporation has indicated that it will nominate for election to the board of directors the twelve individuals referred to below including, at the request of Universal, the four individuals noted as nominees of Universal, in each case to serve until the date of the next annual meeting of shareholders or until his or her successor is elected or appointed. All such persons presently serve as directors of the Corporation, except for Mr. Brian C. Mulligan.

      Universal is entitled to one vote for each SRV Share held by it for each of the four individuals it has instructed management of the Corporation to nominate, being Messrs. Hack, Mulligan, Pertsch and Weitzman. Holders of Common Shares are entitled to one vote per share in respect of all nominees (See "Voting Shares"). In the election of directors, the twelve nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Meeting shall be elected as directors. Each director will hold office until the expiration of his or her term or until his or her successor is duly elected, unless his or her office is earlier vacated.

      Proxies conferring authority to vote for the election of those individuals to be nominated by management will be voted FOR the election of all the proposed nominees in the absence of directions from the shareholders granting such proxies to withhold from voting for one or more proposed nominee(s). Management does not contemplate that any of the proposed nominees will be unable to serve as a director, but, if that should occur for any reason prior to the Meeting, the form of proxy accompanying this Management Information Circular confers the right on the persons named in the proxy, in their discretion, to vote for another nominee.

      Set forth below is the name of each person proposed to be nominated for election to the board of directors at the Meeting, all other positions and offices with the Corporation now held by him or her and his or her principal occupation or employment at present and for at least the five preceding years.

Rudolph P. Bratty,     Mr.  Bratty  has been a partner in the law  firm  of
Q.C.                  Bratty   &   Partners,  Toronto,  since  May   1985.
(Age 65)              Mr.  Bratty  has  also been President  of  Cedarland
                      Properties Ltd., a real estate development  company,
                      since  1972. Mr. Bratty is a director of The Toronto
                      Sun   Publishing  Corporation  and   Canada   Trust.
                      Mr. Bratty has been a director of the Corporation since April 1980.

John H. Daniels        Mr.  Daniels has been Chairman of the Board  of  the
(Age 70)              Daniels   Group,  a  real  estate  development   and
                      investment  company, since August 1982. Mr.  Daniels
                      has   been  a  director  of  the  Corporation  since
                      January 1980.

Bruce L. Hack*         Mr.  Hack has been Executive Vice President, Finance
(Age 48) of Universal since September 1995. Mr. Hack served as Business Planning Re-Engineering Co-Leader of Seagram and Vice President, Strategic Planning and
                      Business   Development  of  Joseph  E.   Seagram   &
                      Sons, Inc. from June 1994 to September 1995. He served as Chief Financial Officer and Senior Vice
                      President,    Finance   and   MIS    of    Tropicana
                      Products, Inc. from September 1991 to June 1994, and as Senior Vice President, Finance and Business Development of the Seagram Beverage Group during 1991. Mr. Hack was Executive Vice President, Finance and Administration of the Seagram Beverage Company in 1990 and from 1987 to 1990 he served as Vice President, Sales and Distributor Planning of the House of Seagram. Mr. Hack has been a director of the Corporation since August 1995.

Ellis Jacob            Mr.  Jacob  has  been  Executive Vice-President  and
(Age 43) Chief Financial Officer of the Corporation since December 1989. From February 1989 to December 1989,
                      he   served  as  Senior  Vice-President  and   Chief
                      Financial Officer of the Corporation; from October 1987 to February 1989 he served as Vice-President Finance and Corporate Controller of the Corporation. Mr. Jacob is a director of Alliance Communications Corporation. Mr. Jacob has been a director of the Corporation since June 1990.

Allen Karp             Mr.  Karp  has  been President and  Chief  Executive
(Age 56) Officer of the Corporation since June 1990. He served as President and Chief Operating Officer of the Corporation from December 1989 to June 1990. Mr. Karp was Senior Executive Vice-President of the Corporation from July 1986 to December 1989 and President, North American Theatres Division of the Corporation from August 1988 to December 1989. Mr. Karp is a director of Alliance Communications Corporation and Speedy Muffler King Inc. Mr. Karp has been a director of the Corporation since May 1987.

The Honourable E. Leo  Senator  Kolber was appointed Chairman of the  Board
Kolber                of  the Corporation on December 1, 1989. He has been
(Age 68)              a  Member  of  the Senate of Canada  since  December
                      1983.  From October 1987 to September 1993,  Senator
                      Kolber was Chairman of Claridge Inc. Senator Kolber is a director of Seagram and The Toronto-Dominion
                      Bank. Senator Kolber has been a director of the Corporation since December 1989.

Brian C. Mulligan*     Mr.   Mulligan  has  been  Senior  Vice   President,
(Age 37)              Corporate  Development  and Strategic  Planning,  of
                      Universal since January 1997. From late 1995 to January 1997, Mr. Mulligan served as Vice President of Corporate Development of Universal and earlier in 1995 he served as Vice President, Corporate Finance of Universal. Mr. Mulligan served as Controller, Corporate Finance of Universal from 1991 to 1995. From 1987 to 1990, Mr. Mulligan was a Senior Manager in the Entertainment Specialty Practice Unit of Price Waterhouse.

Andrew J. Parsons      Mr. Parsons has been Senior Vice-President and Chief
(Age 47)              Financial Officer of Claridge Inc. since July  1990.
                      Mr. Parsons has been a director of the Corporation since August 1990.

Eric W. Pertsch*       Mr.  Pertsch  has been President and a  director  of
(Age 54)              Universal   Studios  Canada  Ltd.,  a   wholly-owned
                      subsidiary of Universal since August 1996. From January 1990 to August 1996, Mr. Pertsch served as Vice-President, Finance and Administration, and a
                      director  of  Universal  Studios  Canada   Ltd.   In
                      addition, since April 1989, Mr. Pertsch has been President of Universal Studios Filmed Entertainment Canada Inc., a wholly-owned subsidiary of Universal and President of Universal Studios Home Video Canada and Universal Pay Television Canada, divisions of Universal Studios Canada Ltd. Mr. Pertsch has been a director of the Corporation since May 1988.

Robert Rabinovitch     Mr.  Rabinovitch  has been Executive  Vice-President
(Age 54) and Chief Operating Officer of Claridge Inc. since July 1990. Mr. Rabinovitch is a director of CBCI
                      Telecom  Inc.  and  has  been  a  director  of   the
                      Corporation since December 1989.

James D. Raymond       Mr.  Raymond has been a private investor since March
(Age 72)              1990.  Mr.  Raymond was President of  Claridge  Inc.
                      from October 1987 to March 1990. Mr. Raymond is Chairman of the Board and a director of Canadian 88
                      Energy   Corporation  and  Agritek  Bio  Ingredients
                      Corporation. Mr. Raymond is a director of Campbell Resources Inc., Denbridge Capital Corporation and Yorbeau Resources Inc. Mr. Raymond has been a director of the Corporation since November 1983.

Howard L. Weitzman*    Mr.  Weitzman  has  been Executive  Vice  President,
(Age 57) Corporate Operations of Universal since September 1995. Mr. Weitzman was one of the managing partners of the law firm of Katten Muchin Zavis & Weitzman, Los Angeles, from March 1991 to September 1995. From 1986 to 1991 he was one of the managing partners of
                      the   law   firm  of  Wyman  Bautzer,  Los  Angeles.
                      Mr. Weitzman has been a director of the Corporation since November 1995.



*    Messrs.   Hack,  Mulligan,  Pertsch  and  Weitzman  are  nominees   of
     Universal.

            MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      During 1996, the board of directors of the Corporation met eight times. Mr. Weitzman did not attend at least 75% of the meetings of the board of directors. In addition, Mr. Lynwood Spinks, who resigned as a director on November 12, 1996, did not attend at least 75% of the meetings of the board of directors up to the date of his resignation.

     The Executive Committee exercises the powers of the board of directors and the management and direction of the business and affairs of the Corporation between meetings of the board of directors. The Executive
Committee is currently comprised of three members of the board of directors, being Messrs. Karp, Rabinovitch and Weitzman. In 1996, it held 11 meetings.

      The Corporation is required by applicable law to have an Audit Committee comprised of at least three directors, of whom at least two must be neither officers nor employees of the Corporation or its affiliates. Messrs. Daniels, Hack, Parsons and Pertsch are currently members of the Audit Committee. The Audit Committee meets with the financial officers of the Corporation and its independent auditors to review financial reporting matters, the system of internal accounting controls and the overall audit plan and examines the quarterly and year-end financial statements before their presentation to the board of directors. The auditors of the Corporation are entitled to notice of and to attend all meetings of the Audit Committee. In 1996, the Audit Committee met four times.

      The Compensation Committee's function is to establish, review and approve compensation arrangements with the Chief Executive Officer and certain executive officers of the Corporation and to review and comment upon compensation arrangements for all other officers of the Corporation. The Compensation Committee is currently comprised of three members of the board of directors, being Messrs. Bratty, Rabinovitch and Weitzman. The Compensation Committee held one meeting in 1996.

      The Stock Option Committee is comprised of three members of the board of directors, each of whom is a disinterested member of the board of directors within the meaning of the Corporation's amended and restated employee stock option plan (the "Stock Option Plan"). Messrs. Bratty, Rabinovitch and Weitzman are the current members of this committee. The Stock Option Committee has been authorized to grant, to eligible participants under the Stock Option Plan, stock options with respect to the maximum number of Common Shares permitted by the Plan, all in accordance with and subject to the terms and conditions of the Plan. The Stock Option Committee met once during 1996.

     Effective June 6, 1996, the Corporation created a Corporate Governance Committee consisting of Messrs. Bratty, Rabinovitch and Weitzman. This committee has, among other functions, the responsibility for nominating and reviewing nominees to the board of directors and making recommendations in the area of corporate governance and in the practices of the board of directors. The Corporate Governance Committee did not meet in 1996.

                STATEMENT OF CORPORATE GOVERNANCE PRACTICE

      In 1994, The Toronto Stock Exchange Committee on Corporate Governance in Canada proposed guidelines for effective corporate governance (the "TSE Report"). The Toronto Stock Exchange has adopted as a listing requirement the disclosure by each listed company incorporated in Canada, on an annual basis, of its approach to corporate governance with respect to the specific guidelines set out in the TSE Report. This requirement has been approved and is effective for fiscal years ending on or after June 30, 1995. The following describes the Corporation's approach to corporate governance in relation to the guidelines contained in the TSE Report.

Guideline 1

      The board of directors (for the purposes hereof, the "Board") should explicitly assume responsibility for stewardship of the Corporation and specifically for:

a.   adoption of a strategic plan

     Comment:

     The Board has explicitly and implicitly assumed responsibility for the stewardship of the Corporation. Senior management is required to maintain an ongoing evaluation of its strategic plan and to report to the Board. In addition, on an annual basis, the Board reviews and approves a three year plan developed by management. The plan includes financial resource requirements as well as strategic direction encompassing technologies, market analysis and geographic expansion.

b.   identification   of  principal  risks  and  implementation   of   risk
     management systems

     Comment:

      Senior management is actively involved in identifying and attempting to minimize risks to the Corporation. The principal operating risk to the Corporation is the availability of successful film product. The Board is regularly updated with respect to the relative success of the Corporation's box office performance as well as trends and developments applicable to the industry and/or the Corporation. The Audit Committee meets on a quarterly basis and areas of financial risk are addressed during such meetings. Any areas of concern identified by the Audit Committee are reported to the Board for further consideration.

c.   succession planning and monitoring senior management

     Comment:

     The Corporation has employment contracts with seven key members of its senior management team. Organizational structure is reviewed by the Board and the capabilities and performance of key management are assessed on an annual basis.

d.   communications policy

     Comment:

       The Board has put structures in place to ensure effective communication between the Corporation, its shareholders and the public. The annual financial statements, quarterly financial statements, information circulars and press releases on major developments are all submitted to the Board or the Executive Committee for approval prior to their release. In addition, the Corporation's Executive Vice President, Marketing and Communications is responsible for the Corporation's investor relations programme.

e.   integrity of internal control and management information systems

     Comment:

      Through the Audit Committee, the Board has a means of assessing the strength of the Corporation's internal control and management information systems. The Audit Committee meets with the Corporation's external auditors on a quarterly basis.

Guidelines 2 and 3

      A majority of the directors should be "unrelated". An unrelated director is independent of management and is free from any interest in any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding.

     Comment:

      The  Board  currently consists of twelve members,  six  of  whom  are
"unrelated". Messrs. Karp and Jacob, two of the nominees proposed for election to the Board, are related within the meaning of the TSE Report as they are members of management. Messrs. Hack, Mulligan, Pertsch and Weitzman (the "Universal Nominees") are employees of Universal or its subsidiaries. Universal has certain ongoing normal course business relationships with the Corporation. Such activities are conducted on an arm's length basis and are not considered material to Universal's business as a whole. Although the Board does not believe that the business relationship between the Corporation and Universal materially interferes with the ability of the Universal Nominees to act with a view to the best interests of the Corporation, the Board has determined to treat the Universal Nominees as "related" directors within the meaning of the TSE Report.

Guideline 4

      The Board should appoint a nominating committee composed exclusively of outside directors with responsibility for proposing new nominees to the Board and assessing directors on an ongoing basis.

     Comment:

      The Board established a Corporate Governance Committee on June 6, 1996. The members of the Corporate Governance Committee are Messrs. Bratty, Rabinovitch and Weitzman, all of whom are outside directors. This Committee has, among other functions, the responsibility for nominating and reviewing nominees to the Board.

Guideline 5

      The Board should implement a process for assessing the effectiveness of the Board as a whole, its committees and the contribution of individual directors.

     Comment:

      The Corporate Governance Committee is responsible for assessing the effectiveness of the Board, its committees or individual members.

Guideline 6

      The Corporation should provide an education and orientation program for new recruits to the Board.

     Comment:

      The Corporation does not have a formal orientation program for new directors. However, new Board members do meet in a series of informal and formal meetings with members of senior management and are provided with detailed materials concerning the exhibition industry and the business and management of the Corporation.

Guideline 7

      The Board should examine its size to ensure that it facilitates effective decision making.

     Comment:

      The Board has considered its size with a view to the impact of size upon its effectiveness and has concluded that at this time 12 directors is the appropriate number required to carry out duties effectively while maintaining a diversity of views and experience.

Guideline 8

      The Board should review the adequacy and form of compensation of directors to ensure that it reflects the responsibilities and risks involved.

     Comment:

     Currently, senior management periodically makes recommendations to the Board concerning the compensation of directors. The Corporation does not allow non-executive directors to participate in the Stock Option Plan, nor does it require directors to hold shares in the Corporation. The Corporate Governance Committee has, as part of its mandate, the review of directors' compensation on a regular basis.

Guideline 9

      Committees of the Board should be composed of outside directors a majority of whom are unrelated.

     Comment:

      With the exception of the Executive Committee, all current committees of the Board are comprised entirely of outside directors. The Executive Committee includes Mr. Karp, the President and Chief Executive Officer of the Corporation, and Mr. Weitzman who is considered related. The Audit Committee includes Messrs. Pertsch and Hack, who are considered related. The Corporate Governance Committee is comprised entirely of outside directors and only Mr. Weitzman is a related director.

Guideline 10

      The Board should assume responsibility for corporate governance issues.

     Comment:

       The   Corporate   Governance  Committee's   mandate   includes   the
responsibility for making recommendations to the Board in the area of corporate governance and in the practices of the Board.

Guideline 11

      The Board and the CEO together should develop position descriptions for the Board and the CEO, involving the definition of the limits to management's responsibilities. In addition, the Board should approve, or develop with the CEO, the CEO's objectives.

     Comment:

      The Corporation does not have specific mandates for its Board members as any matters which have not been delegated specifically to senior management or a committee of the Board are the responsibility of the Board as a whole. The Board has not developed a formal position, description or mandate for the CEO nor specific written corporate objectives which the CEO is responsible for meeting; however, there is regular discussion between the Board, the Executive Committee, the Compensation Committee, the Chairman and the CEO with respect to the performance of the CEO and senior management in achieving the Corporation's strategic objectives as jointly determined by the Board and management. The Compensation Committee also considers the performance of the CEO in reviewing any changes to the CEO's employment terms and compensation and generally reviews the performance of other senior managers with the CEO during each financial year.

Guideline 12

      The Board should have appropriate structures and procedures to ensure that it can function independently of management.

     Comment:

      The Board functions independently of management because a majority of the members of the Board are not involved in the management of the Corporation. In addition, the Chairman of the Board is not a member of management. The Corporate Governance Committee monitors the independence of the Board on an ongoing basis.

Guideline 13

     Establish an Audit Committee, comprising all non-management directors, with a specifically defined mandate. The Audit Committee should have direct communication channels with external auditors.

     Comment:

       The Corporation's Audit Committee is comprised entirely of non-management directors. The Audit Committee meets on at least a quarterly basis with representatives of management and the Corporation's external auditors for the express purpose of reviewing the Corporation's quarterly and annual financial statements.

Guideline 14

      The Board should enable directors to engage outside advisers at the Corporation's expense when appropriate, subject to the approval of a committee of the Board.

     Comment:

      In appropriate circumstances, individual members of the Board are permitted to retain outside advisers at the Corporation's expense. Approval for such engagement is required from the Corporate Governance Committee.

                          EXECUTIVE COMPENSATION

      The following information relates to the compensation received by the Corporation's Chief Executive Officer and each of the Corporation's next four highest compensated executive officers for each of the three most recently completed financial years (collectively, the "Named Executive Officers"). Unless otherwise noted, all amounts are in Canadian dollars.

                        Summary Compensation Table


Name and Position                   Year     Salary     Bonus      Options     All Other
                                              ($)        ($)         (#)      Compensation
                                                                                  ($)
                                             Annual          Long Term
                                           Compensat       Compensation
                                              ion             Awards
   Allen Karp                           1996    750,000(E)    215,000    4,771,500(F)    23,500(A)
President and Chief Executive          1995    750,000(E)    215,000            _       25,500(A)
Officer
                                       1994    620,000    215,000    1,500,000       22,000(A)
   Ellis Jacob                          1996    355,000(E)    110,000    2,374,150(G)    10,650(B)
Executive Vice-President and           1995    355,000(E)    110,000            _        7,375(B)
Chief Financial Officer                1994    295,000    110,000      750,000        5,800(B)
   Robert Tokio                         1996    355,000(E)    110,000    2,449,150(H)  10,650(B)
Executive Vice-President               1995    355,000(E)     90,000            _        7,375(B)
                                       1994    295,000     95,000      750,000        5,800(B)
   Michael McCartney(C)                1996    272,800     68,200      500,000(I)            _
Senior Vice-President,                 1995    235,688     69,320       25,000            _
Head Film Buyer                        1994    220,672     48,272       35,000            _
   Michael Herman(D)                   1996    250,000     65,000    1,000,000(J)        7,050(B)
Executive Vice-President,              1995    235,000     55,000            _        5,250(B)
Corporate Affairs and Secretary        1994    210,000     55,000      250,000        4,200(B)


Notes:

(A) Amount represents the Corporation's contribution to a defined contribution pension plan (1996 _ $13,500, 1995 _ $15,500, 1994 _
     $12,000) and the cost of term life insurance paid by the Corporation ($10,000).

(B)  Amount   represents  the  Corporation's  contribution  to  a   defined
     contribution pension plan.

(C) Mr. McCartney was Senior Vice-President, Film, U.S. from December 1, 1991 to October 31, 1995. Effective November 1, 1995, Mr. McCartney was promoted to Senior Vice-President, Head Film Buyer. Mr. McCartney's compensation is paid in U.S. funds. Amounts have been converted for presentation purposes in this report at exchange rates of $1.3640 in 1996, $1.3864 in 1995 and $1.3792 in 1994, representing the average exchange rates during those years.

(D) Mr. Herman was Senior Vice President, Corporate Affairs and Secretary of the Corporation from May 1, 1992 to December 31, 1994. Effective January 1, 1995, Mr. Herman was promoted to Executive Vice-President, Corporate Affairs and Secretary of the Corporation.

(E) The compensation of Messrs. Karp, Jacob and Tokio is set in U.S. funds and converted into Canadian funds according to a formula set out in their respective employment agreements.

(F)  Includes 2,171,500 options which were repriced downward during 1996.

(G)  Includes 1,178,150 options which were repriced downward during 1996.

(H)  Includes 1,253,150 options which were repriced downward during 1996.

(I)  Includes 125,000 options which were repriced downward during 1996.

(J)  Includes 400,000 options which were repriced downward during 1996.

Employment Agreements

      Allen Karp entered into an employment agreement with the Corporation dated July 4, 1996, as amended on December 6, 1996, which provides for an annual base salary and certain employee benefits, as well as such bonuses as may be determined in the sole discretion of the board of directors of up to 100% of base salary. Messrs. Jacob and Tokio entered into employment agreements with the Corporation dated December 6, 1996 which provide for an annual base salary and certain employee benefits, as well as such bonuses as may be determined in the sole discretion of the board of directors of up to 100% of base salary. The agreements amend and restate the employment agreements of Messrs. Karp, Jacob and Tokio dated December 1, 1994, provide for a minimum annual base salary of U.S. $550,000, U.S. $260,000 and U.S. $260,000 respectively and renew automatically, unless notice is given otherwise, for consecutive periods of one year after the initial terms expire on January 1, 2001.

      Each of such employment agreements provides that the Corporation may provide written notice of non-renewal at any time during the first six months of the last year of the agreement. If the Corporation provides such notice, Mr. Karp, Jacob or Tokio, as the case may be, is entitled to a termination payment upon the expiry of the agreement in an amount equal to two times the average of the sum of his annual base salary and any annual bonus paid or payable during the three immediately preceding calendar years (the "Termination Payment"), less the base salary paid to him from the date of such notice to the expiry of the agreement, together with any compensation previously deferred and not yet paid.

      Each of such employment agreements also provides that the Corporation may provide written notice of non-renewal on a date which is on or before one year prior to the expiry of the agreement. In such event, the Corporation may also elect to terminate the employment of Mr. Karp, Jacob or Tokio as of the date which is one year prior to the expiry of the agreement. If the Corporation gives such notice of non-renewal but does not terminate immediately such employee's employment, the employee is entitled to a termination payment upon the expiry of the agreement in an amount equal to his then annual base salary, together with any compensation previously deferred and not yet paid by the Corporation. If the Corporation provides such notice and elects to terminate such employee's employment as of the date which is one year prior to the expiry of the agreement, the employee is entitled to a termination payment in an amount equal to the Termination Payment, together with any compensation previously deferred and not yet paid.

      If the employment agreement of Mr. Karp, Jacob or Tokio is terminated as a result of a material breach by the Corporation, the employee is entitled to a termination payment equal to the greater of (i) the most recent bonus awarded and the base salary then being paid which would have otherwise been paid from the date of termination of employment to the expiry date of the agreement, and (ii) two times the annual base salary then being paid plus the most recent annual bonus awarded. In addition, the employee will be entitled to any compensation previously deferred and not yet paid by the Corporation. If, however, any compensation previously deferred and not yet paid plus the Aggregate Compensation (as hereinafter defined) which would have been paid to him from the date of termination of employment to the expiry date of the agreement is greater than the aforesaid amount, then that is the termination payment to which the employee is entitled.

      If the employment agreement of Mr. Karp, Jacob or Tokio is terminated by any of them following the occurrence of certain events involving a material change in the operations of the Corporation or a change of control of the Corporation (a "Material Change"), the employee is entitled to a termination payment equal to the greater of (i) the base salary then being paid to him which would otherwise have been paid from the date of termination of employment to the expiry date of the agreement, and
(ii) effectively between two and two and one-half times the annual base salary then being paid plus the most recent annual bonus awarded, as well as any compensation deferred and not yet paid by the Corporation.

       In addition, with respect to Mr. Karp's agreement only, the Corporation may terminate Mr. Karp's employment on not less than six months' notice at any time during the term of the agreement. If the Corporation provides such notice, Mr. Karp is entitled to a termination payment in an amount equal to the average of his annual base salary and any bonus paid or payable in the immediately preceding three calendar years (the "Aggregate Compensation") which would have otherwise been paid to Mr. Karp from the date of termination of his employment to the expiry date of the agreement plus an amount equal to one times the Aggregate Compensation, as well as any compensation previously deferred and not yet paid by the Corporation.

      As well, subject to any required regulatory approvals, if the Corporation terminates the employment of Mr. Karp, Jacob or Tokio for any reason or if any of them terminates his employment due to a Material Change, all stock options previously granted to such employee, other than his Performance-Based Options (as hereinafter defined), shall immediately vest and the employee shall remain entitled to exercise any vested and unexercised stock options, including his Performance-Based Options, previously granted to him at any time until the expiration of the full term of the exercise period of each of such options.

       Michael Herman entered into an employment agreement with the Corporation dated December 6, 1996 which provides for an annual base salary and certain employee benefits, as well as such bonuses as may be determined in the sole discretion of the board of directors of up to 100% of base salary. Mr. Herman's agreement is effective as of January 1, 1996, and provides for a minimum annual base salary of $250,000, and renews automatically, unless notice is given otherwise, for consecutive periods of one year after the initial term expires on January 1, 1999.

      Mr. Herman's employment agreement provides that the Corporation may provide written notice of non-renewal on the date which is not later than six months prior to the expiry of the agreement. If the Corporation provides such notice, Mr. Herman is entitled to a termination payment in an amount equal to his annual base salary as well as any compensation previously deferred and not yet paid by the Corporation.

      If Mr. Herman's employment agreement is terminated as a result of a material breach by the Corporation, he is entitled to a termination payment equal to the greater of (i) the most recent bonus awarded and base salary then being paid which would have otherwise been paid from the date of termination of employment to the expiry date of the agreement, and (ii) one and one-half times the annual base salary then being paid plus the most recent annual bonus awarded. In addition, Mr. Herman will be entitled to any compensation previously deferred and not yet paid by the Corporation.

     If Mr. Herman terminates his employment agreement following a Material Change, he is entitled to a termination payment equal to the greater of
(i) the base salary then being paid to him which would have otherwise been paid from the date of termination of employment to the expiry date of the agreement, and (ii) effectively between one and one-half and two times the annual base salary then being paid to him plus the most recent annual bonus awarded, as well as any compensation deferred and not yet paid by the Corporation.

      As well, subject to any required regulatory approvals, if the Corporation terminates Mr. Herman's employment for any reason or Mr. Herman terminates his employment due to a Material Change, Mr. Herman would be entitled to exercise any vested and unexercised stock options previously granted to him at any time until the expiration of the full term of the exercise period of each of such options.

      Michael McCartney entered into an employment agreement with the Corporation dated September 15, 1995, as amended January 22, 1997. The agreement provides for an annual base salary and certain employee benefits, as well as such bonuses as may be determined in the sole discretion of the board of directors. Effective January 1, 1997, the agreement provides for a minimum annual base salary of U.S.$225,000. The agreement expires December 31, 1998.

                           Option Grants Table


            Option Grants During Year Ended December 31, 1996



Name              Options   % of Total  Exercis   Market   Expiration      5%         10%
                  Granted     Options   e Price  Value of     Date         ($)        ($)
                    (#)     Granted to  ($/Shar  Securitie
                             Employees     e)        s
                             in Fiscal           Underlyin
                               Year              g Options
                                                  on the
                                                  Date of
                                                   Grant
                 Individual Potential Realizable Value at Assumed Annual Rates of
                   Grants          Stock Price Appreciation for Option Term

Allen Karp         2,600,000       17.47    1.868     1.868 April 17,     3,054,415  7,740,488
                                                           2006
                     561,500        3.77    1.868     1.868 Oct. 15,        356,720    809,276
                                                           2001
                     110,000        0.74    1.868     1.868 Nov. 6,          83,651    194,942
                                                           2002
                   1,500,000       10.08    1.868     1.868 Dec. 17,      1,544,822  3,804,969
                                                           2004
Ellis Jacob        1,196,000        8.04    1.868     1.868 April 17,     1,405,031  3,560,625
                                                           2006
                     353,150        2.37    1.868     1.868 Oct. 15,        224,356    508,987
                                                           2001
                      75,000        0.50    1.868     1.868 Nov. 6,          57,035    132,915
                                                           2002
                     750,000        5.04    1.868     1.868 Dec. 17,        772,411  1,902,485
                                                           2004
Robert Tokio       1,196,000        8.04    1.868     1.868 April 17,     1,405,031  3,560,625
                                                           2006
                     353,150        2.37    1.868     1.868 Oct. 15,        224,356    508,987
                                                           2001
                      75,000        0.50    1.868     1.868 Dec. 25,         47,647    108,096
                                                           2001
                      75,000        0.50    1.868     1.868 Nov. 6,          57,035    132,915
                                                           2002
                     750,000        5.04    1.868     1.868 Dec. 17,        772,411  1,902,485
                                                           2004
Michael McCartney    375,000        2.52    1.868     1.868 April 17,       440,541  1,116,417
                                                           2006
                      44,000        0.30    1.868     1.868 Oct. 15,         27,953     63,416
                                                           2001
                       5,500        0.04    1.868     1.868 Dec. 25,          3,494      7,927
                                                           2001
                      15,500        0.10    1.868     1.868 Nov. 18,         13,824     33,111
                                                           2003
                      35,000        0.24    1.868     1.868 Dec. 17,         36,046     88,783
                                                           2004
                      25,000        0.17    1.868     1.868 Sept. 12,        29,369     74,428
                                                           2005
Michael Herman       600,000        4.03    1.868     1.868 April 17,       704,865  1,786,267
                                                           2006
                     100,000        0.67    1.868     1.868 May 2,           63,530    144,128
                                                           2002
                      25,000        0.17    1.868     1.868 Nov. 6,          19,012     44,305
                                                           2002
                      25,000        0.17    1.868     1.868 Nov. 18,         22,297     53,406
                                                           2003
                     250,000        1.68    1.868     1.868 Dec. 17,        257,470    634,162
                                                           2004


Notes:

(A) Included is this grant are 750,000 Performance-Based Options (See "Executive Officer Compensation Program"). Of the remaining balance, 525,000 vest immediately and the remainder vest over a four year period.

(B) Represents options repriced in respect of an equal number of Common Shares previously granted. Re-priced options retain their cumulative vesting rights from the date of original issue of the cancelled options.

(C) Included is this grant are 387,000 Performance-Based Options. Of the remaining balance, 422,000 vest immediately and the remainder vest over a four year period.

(D) Included is this grant are 234,375 Performance-Based Options. Of the remaining balance, 37,500 vest immediately with the remainder vesting over a four year period.

(E) Included is this grant are 240,000 Performance-Based Options. Of the remaining balance, 120,000 vest immediately with the remainder vesting over a four year period.

      The  following  table sets forth, in respect of the  Named  Executive
Officers, details of the exercises of stock options during the financial year ended December 31, 1996 and the financial year-end number and value of unexercised options on an aggregate basis:

   Aggregated Option Exercises During Year Ended December 31, 1996 and
                Year-End Option Value at December 31, 1996



Name                   Shares      Value         Exercisable/          Exercisable/
                      Acquired    Realized      Unexercisable         Unexercisable
                    on Exercise     ($)
                        (#)
                                                  Number of              Value of
                                             Unexercised Options       Unexercised
                                             at December 31, 1996      In-the-Money
                                                     (#)                 Options
                                                                     at December 31,
                                                                           1996
                                                                           ($)

Allen Karp                      _          _    2,709,000/2,062,500      222,138/169,125
Ellis Jacob               227,000    279,304    1,094,900/1,052,250        89,782/86,285
Robert Tokio                    _          _    1,396,900/1,052,250       114,546/86,285
Michael McCartney               _          _        148,156/351,844        12,149/28,851
Michael Herman                  _          _        448,750/551,250        36,798/45,203



Compensation  Committee  And  Stock Option Committee  Report  On  Executive
Compensation

Overview  and  Philosophy

All  members  of  the  Compensation
Committee and Stock Option Committee (collectively, "the Committees") are independent, non-employee directors. It is the Compensation Committee's function to establish, review and approve compensation arrangements for the Chief Executive Officer and certain other executive officers, and to review and comment upon compensation arrangements for all other officers of the Corporation. As part of this process, the Compensation Committee reviews the compensation of executive officers of industry competitors whose information is made public, but does not survey any particular index such as The Toronto Stock Exchange's Communication and Media Index.

      Section 162(m) of the INTERNAL REVENUE CODE OF 1986, as amended from time to time, generally limits the corporate deduction in respect of amounts paid to a corporation's executive officers, unless certain requirements are met. Since the Corporation is a Canadian corporation, the limitation of the corporate deduction under Section 162(m) does not apply, except with respect to the compensation paid to Mr. Michael McCartney. The salary and other compensation paid to Mr. McCartney as part of his 1996 compensation would not be eligible for exemption from the general rule in
Section 162(m); however, the salary and other compensation paid to Mr. McCartney in 1996 did not exceed U.S. $1,000,000, the threshold beyond which the corporate deduction is limited. The Compensation Committee will continue to review its compensation arrangements in light of Section 162(m).

     The objectives of the Corporation's executive compensation program are to:

(1)  support the achievement of desired corporate performance;

(2) provide compensation that is both competitive within the industry and which will attract and retain superior talent and reward performance; and

(3)  align   the   executive  officers'  interests  with   those   of   the
     shareholders.

Executive Officer Compensation Program

      The Corporation's executive officer compensation program is comprised of three key elements: base salary, discretionary annual cash incentive compensation and long-term compensation in the form of stock options.

      Subject to the provisions of applicable employment agreements, base salary levels for the Corporation's executive officers are determined primarily as a result of a subjective assessment of the nature of the position and the contribution of each executive officer. In addition, consideration is given to the experience and tenure of each executive officer.

      The determination of the amount of funds available for the cash incentive compensation program is based upon a subjective assessment of the Corporation's overall performance. In determining each individual executive officer's cash incentive compensation, the Compensation Committee takes into account the area of responsibility of each executive and a subjective assessment of the performance of that area in the most recent fiscal year.

      The Stock Option Plan is the Corporation's long-term incentive plan for executive officers. The Stock Option Plan is administered by the Stock Option Committee which consists of the same directors as the Compensation Committee. The primary objective of the plan is to align executive and shareholder long-term interests by attempting to create a direct link between executive pay and shareholder return. In addition, this Plan enables executives to develop and maintain a significant and long-term ownership position in the Corporation. Under the Plan, all options that have been issued to eligible participants have been issued at an option price not less than the market value of the Common Shares on the last business day preceding the date of the grant. The Stock Option Committee reviews each executive officer individually and determines any such grant of stock options based on a subjective review of each individual executive officer's contribution and performance throughout the year. When determining both whether to grant stock options and the number of stock options to be granted to each individual executive officer, the Stock Option Committee also considers the number of stock options previously granted to each individual, although it does not target any specific number of stock options which should be held by any individual. In 1996, following the completion of the Corporation's issuance of 25,000,000 Common Shares to the public (the "Public Offering"), 24,242,181 SRV Shares to Universal and 12,124,454 Common Shares to the Charles Rosner Bronfman Trust, shareholders of the Corporation, at the annual and special meeting of shareholders held on June 6, 1996, approved a resolution of the Stock Option Committee authorizing an increase in the number of Common Shares available for issuance under the Stock Option Plan to 17,646,716 Common Shares. The Stock Option Committee believes that this increase in the number of Common Shares available for issuance under the Stock Option Plan benefits the Corporation because the Committee considers the ability to continue to award stock options to officers and full-time employees necessary in order for the Corporation to continue to be competitive in the North American motion picture theatre exhibition industry through attracting, retaining and motivating qualified senior management and other employees. The increase in the number of Common Shares available for issuance under the Stock Option Plan provides the Corporation with the flexibility it requires for this purpose.

      In order to further the objectives of the Corporation to attract, retain and motivate qualified senior management and other employees, and in order to provide participants under the Stock Option Plan with an opportunity to participate in long-term growth in shareholder value, contemporaneously with the completion of the Public Offering, the Stock Option Committee determined that: (i) the exercise prices of certain of the issued and outstanding stock options should be amended to be the same as the price of the shares issued pursuant to the Public Offering, being $1.868 per Common Share, and (ii) the expiry dates of certain of the issued and outstanding stock options should be extended to the date which is 10 years from the date of the grant of such options.

      In order to accomplish the foregoing, the Stock Option Committee approved: (i) an amendment of the exercise prices of outstanding stock options issued under the Stock Option Plan to purchase a total of 1,180,989 Common Shares held by non-senior officers and employees of the Corporation to $1.868 per Common Share, and (ii) an extension of the expiry dates of outstanding stock options issued under the Stock Option Plan to purchase a total of 737,744 Common Shares held by non-senior officers and employees of the Corporation to the date which is 10 years from the date of the original grant of such stock options. The Stock Option Committee also approved, with the approval of the shareholders of the Corporation at the annual and special meeting of shareholders held on June 6, 1996, (i) an amendment of the exercise prices of outstanding stock options issued under the Stock Option Plan to purchase a total of 5,679,000 Common Shares held by senior officers of the Corporation to $1.868 per Common Share, and (ii) an extension of the expiry dates of outstanding stock options issued under the Stock Option Plan to purchase a total of 2,019,000 Common Shares held by senior officers of the Corporation to the date which is 10 years from the date of the original grant of such stock options (See Schedule A attached hereto for a complete list of all repricing of stock options in respect of all persons who were executive officers at any time in any year in which a repricing occurred). Upon completion of the Public Offering, the Stock Option Committee approved the granting of options to purchase 8,019,020 Common Shares at a price of $1.868 per Common Share to participants under the Stock Option Plan. Of such number, options to purchase 6,788,800 Common Shares were issued to senior officers of the Corporation.

     The Stock Option Committee also determined that certain of the options issued to purchase Common Shares should be conditional upon the Corporation meeting certain annual performance financial targets in the five years following the granting of such options ("Performance-Based Options"). The Performance-Based Options vest 20% per year on the date on which the Corporation announces its year end financial results if the performance financial target for such year is met. Of the options to acquire 8,019,020 Common Shares issued in 1996, options to acquire 2,593,244 Common Shares are Performance-Based Options, including options to acquire 2,294,775 Common Shares issued to senior officers of the Corporation. The performance financial target set in respect of the Performance-Based Options was not met in 1996 with the result that none of the Performance-Based Options have yet vested. If, in future years, the Corporation exceeds the performance financial targets set for such years, the excess may be carried back to a previous year in which the target was not met to enable the options granted in respect of such previous year to then vest.

      During 1996, the Corporation entered into new employment agreements with certain of its senior officers. These employment agreements amended certain of the terms of existing agreements, including amounts payable to such employees upon the occurrence of a Material Change. These new employment agreements reflect the Corporation's publicly stated position that the motion picture theatre exhibition industry is currently in a period of rapid expansion that may result in consolidation through mergers and acquisitions within the foreseeable future. To ensure that senior management remains motivated and focused, and to protect and enhance the best interests of the Corporation and its shareholders, the Compensation Committee determined that it was appropriate, to maintain sound and vital management, to revise the employment agreements of such senior officers. See "Employment Agreements".

      In evaluating the performance and setting the compensation of executive officers, the Compensation Committee has taken particular note of the significant challenges that faced the Corporation and the efforts undertaken by the executive officers to strengthen and consolidate the financial and operational position of the Corporation within the film exhibition industry. The Compensation Committee has also taken into account, when reviewing executive officer performance and compensation, the consistent commitment displayed by the executive officers to the long-term success of the Corporation.

Chief Executive Officer Compensation

      Mr. Karp's base salary in fiscal 1996 was $750,000. Mr. Karp's annual cash incentive in 1996 was $215,000. In addition, Mr. Karp was granted options to acquire 2,600,000 Common Shares under the Corporation's long term incentive plan, of which options to acquire 750,000 Common Shares are Performance-Based Options.

      The Committees, in establishing Mr. Karp's base salary, annual cash incentive, and long-term incentive in the form of stock options, made a subjective assessment of his accomplishments in 1996, including continuing recognition for his efforts towards achieving the Corporation's major strategic goals, establishing the Corporation as a leader in the film exhibition industry notwithstanding financial constraints, and his efforts in positioning the Corporation to aggressively and successfully pursue major strategic expansion.

      The members of the Compensation Committee and the Stock Option Committee are:

    Rudolph P. Bratty, Q.C.

    Robert Rabinovitch

    Howard L. Weitzman

Director Compensation

      Effective January 1, 1994, the Corporation authorized the payment of fees to independent directors consisting of an annual retainer of $5,000, a fee of $1,000 per board meeting for attending in person, $1,500 for a chairman attending committee meetings in person and $750 per committee meeting for attending in person. If an independent director attends either a board or committee meeting by way of telephone, such director receives $250 for the meeting. For purposes of director compensation, the independent directors are Messrs. Bratty, Daniels and Raymond.

      On May 15, 1989, the Corporation entered into indemnity agreements with each of those individuals who were then directors in which the Corporation extended to each such director the same form of entitlement to indemnification as was then, and is now, contained in the Corporation's general by-law, except that the Corporation agreed to extend to such directors, whether or not they then hold such office, such broader entitlement to indemnification as it may subsequently provide to all of its directors.

Compensation Pursuant to Plans



Stock Option Plan

      Under the terms of the Stock Option Plan, the number of Common Shares that may be available for issuance may not exceed in the aggregate 17,646,716, or such greater number of Common Shares as may be determined by the board of directors and approved by the shareholders and by any relevant stock exchange or regulatory authority.

      The board of directors may delegate any or all of its authority with respect to the administration of the Stock Option Plan to a committee consisting of not less than three members of the board of directors, all of whom are not eligible to participate in the Stock Option Plan. The board of directors has delegated authority with respect to the administration of the Stock Option Plan to the Stock Option Committee. See "Meetings of the Board of Directors and Committees".

      Only officers and full-time employees of the Corporation and its affiliates, associates and subsidiaries are eligible to receive options under the Stock Option Plan. As at May 14, 1997, the approximate number of eligible participants under the Stock Option Plan was 129. Non-employee directors of the Corporation are not eligible to participate in the Stock Option Plan. Options granted under the Stock Option Plan are not assignable or transferable, other than by will or the applicable laws of succession.

      The Stock Option Committee has discretion to determine the vesting schedule and duration of individual options granted pursuant to the Stock Option Plan, but the duration may not exceed 10 years. To date, certain of the options provide for immediate vesting while others provide for 25% cumulative vesting each year commencing six months to one year following the grant of the options (subject to the additional conditions imposed on Performance-Based Options noted under "Compensation Committee and Stock Option Committee Report on Executive Compensation"). The exercise price for each Common Share purchased under the Stock Option Plan may not be less than the closing sale price of the Common Shares of the Corporation on The Toronto Stock Exchange or the New York Stock Exchange on the trading day immediately preceding the date of the grant. In the event that the Common Shares did not trade on such trading day, the exercise price may not be less than the average of the bid and ask prices in respect of such shares at the close of trading on such trading day. To date, the Corporation has consistently granted options exercisable at not less than the current market price.

      The Corporation's standard form stock option agreement provides that, upon a sale by the Corporation of substantially all of its assets or properties, or if an offeror is entitled to acquire all of the remaining shares of the Corporation held by dissenting offerees pursuant to the provisions of the Act, all options automatically become 100% vested and immediately exercisable (except that only 75% of Performance-Based Options in respect of the financial year not completed at such time and any subsequent financial years vest and become immediately exercisable). In addition, the Stock Option Plan provides that if an offer to purchase all of the Common Shares is made by a third party or in the event of a proposed amalgamation, plan of arrangement, issuer bid or reorganization, the Corporation may, in its discretion, require the acceleration of the vesting and expiry dates of the outstanding stock options (subject to the same 75% restriction in respect of Performance-Based Options).

      The Stock Option Committee, without further action on the part of the shareholders of the Corporation, may amend or terminate the Stock Option Plan, provided that no such action may materially and adversely affect the rights under any stock options earlier granted to a participant under the Stock Option Plan without the consent of the participant. Any such amendment shall, if required, be subject to any approvals required under applicable law or under the applicable rules of any stock exchange on which the Common Shares are listed and posted for trading. All amendments to the terms of Stock Option Plan must be approved by the shareholders of the Corporation if the amendment would: (i) materially increase the benefits accruing to participants under the Stock Option Plan, (ii) increase the number of securities which may be issued under the Stock Option Plan, or
(iii) materially modify the requirements as to eligibility for participation in the Stock Option Plan.

Pension Plans

      The Corporation has two pension plans covering employees of the Corporation, being the Cineplex Odeon Corporation Employee Pension Plan (the "Canadian Plan") and the Cineplex Odeon Corporation U.S. Employees' Pension Plan (the "U.S. Plan").

 The Canadian Plan

     The Corporation amended the Canadian Plan effective January 1, 1993 by converting it from a defined benefit plan into a defined contribution plan. Benefits accrued under the defined benefit plan were frozen at the time of conversion. Effective January 1, 1993, all executive officers resident in Canada are covered by the Canadian Plan.

 The U.S. Plan

      An employee is eligible to participate in the U.S. Plan upon satisfaction of certain age and service requirements. The monthly pension amount to be received by an employee under the U.S. Plan is based on the average of the participant's earnings during the sixty consecutive months of employment that produced the highest average pay during his participation in the plan ("Pension Base Pay") and years of benefit service and is integrated based upon an employee's covered compensation.

     In the case of normal retirement at age 65, subject to certain limits, the benefit is equal to approximately 1 14% of the Pension Base Pay multiplied by up to a maximum of 35 years of service.

      A participant has a vested interest in his or her "accrued benefit" upon completion of 5 years of vesting service. The U.S. Plan also provides that once an employee has attained the age of 55 and has accumulated at least 10 years of service, he or she may retire and may commence receiving a pension from the U.S. Plan immediately. If the pension benefit payments commence before the age of 65, the monthly pension amount paid to such employee will be reduced based on such employee's age at retirement. If a participant retires prior to the age of 65, the participant may also be entitled to a supplemental pension payable monthly prior to age 65.

      The U.S. Plan contains disability and death benefit provisions. The disability provision entitles the vested participant to a special monthly disability  benefit  commencing  at  the  normal  retirement  date  if  the participant remains disabled until age 65. No disability benefits are payable if the participant has less than 10 years of vesting service. Death benefits, and the amount thereof, are payable depending on the participant's vesting status and age at death.

      Michael McCartney has been a member of the U.S. Plan since October 1, 1987. In 1996, Mr. McCartney's covered compensation was U.S. $150,000.


       The   following  table  shows  annual  gross  benefits  payable   to
participants in the U.S. Plan, upon retirement at their normal retirement dates, in straight life annuity amounts:

                            Pension Plan Table


Pension Base      5           10           15           20          25          30            35
Pay
               Years of
               Service
  ($ U.S.)     ($ U.S.)    ($ U.S.)     ($ U.S.)     ($ U.S.)    ($ U.S.)    ($ U.S.)      ($ U.S.)

     $25,000    $1,225.00   $2,450.00    $3,675.00    $4,900.00   $6,125.00   $7,350.00      $8,575.00
    50,000        2,450.00    4,900.00     7,350.00     9,800.00   12,250.00   14,700.00      17,150.00
    75,000        4,032.73    8,065.46    12,098.20    16,130.93   20,163.66   24,196.39      28,229.12
 100,000          5,970.73   11,940.46    17,910.70    23,880.83   29,851.16   35,821.39      41,791.62
 125,000          7,907.73   15,815.46    23,723.20    31,630.93   39,538.66   47,446.39      55,354.12
 150,000          9,845.23   19,690.46    29,535.70    39,380.93   49,226.16   59,071.39      68,916.62

Note:

(A) For Plan Years commencing 1994 and beyond, U.S. law prohibits annual compensation used to determine Pension Base Pay from exceeding U.S.
     $150,000.



                            PERFORMANCE GRAPH

      Set forth below is a graph showing the five year cumulative total return of the Common Shares of the Corporation as compared with The Toronto Stock Exchange (TSE) 300 Index and The Toronto Stock Exchange Communication and Media Index. The graph assumes $100 invested on December 31, 1991 in the Corporation's Common Shares and in each of the indexes and assumes reinvestment of dividends.

                        CINEPLEX ODEON CORPORATION
                         Stock Price Performance



              INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

      In  connection  with  the Corporation's sale  of  its  remaining  51%
interest in the Film House Partnership to The Rank Organization PLC ("Rank"), the Corporation agreed to provide, without cost, on-screen advertisements of Universal Studios, Florida and Universal Studios, California until March 2000. Universal Studios, Florida, a motion picture and television theme amusement park, is a joint venture between Universal and Rank. Universal Studios, California, a motion picture and television theme amusement park, is owned by Universal.

      In fiscal 1996, in the ordinary course of its business, the Corporation paid an aggregate of approximately U.S. $20,631,000 in film licensing fees to Universal or subsidiaries thereof. The address of Universal is 100 Universal City Plaza, Universal City, California, 91608, U.S.A. A Canadian division of the Corporation provides certain video distribution services to Universal pursuant to which, during 1996, Universal paid the Corporation approximately U.S.$666,000.

      The Corporation has, since 1984, participated in a joint venture with a group of investors which developed a theatre complex at the southwest corner of Yonge and Eglinton Streets in Toronto. The investor group, in which each of Messrs. Kolber and Raymond, both of whom are directors of the Corporation, and/or associates of such persons, has a minority interest, contributed $3,250,000 of the total financing required to complete the project and are entitled to repayment thereof, together with interest thereon, and to ongoing participation in the revenue derived from the project. During fiscal 1996, this investor group received $667,943 from the Corporation. The address of the investor group is c/o Richer, Sorkin & Associates Inc., 625 Dorchester Blvd. West, Suite 1600, Montreal, Quebec, H3B 1R2.

     In September 1990, the Corporation sold its interest in Universal City Cinemas, an 18-screen multiplex located in Universal City, California to Universal. The Corporation has been retained to manage the theatre on a long-term basis for a fee based upon three percent of gross revenue plus three percent of net cash flow from the multiplex. The total fee earned during 1996 was U.S. $646,749.

      On March 28, 1996 the Corporation completed, in Canada and the United States, a sale to the public of 25,000,000 Common Shares of the Corporation at a price of $1.868 per share ($1.375 (U.S.) per share). Concurrent with the closing of this offering of shares to the public, pursuant to an agreement dated March 19, 1996, Universal and the Charles Rosner Bronfman Trust purchased 24,242,181 SRV Shares and 12,121,454 Common Shares, respectively, at the same price as the offering price to the public.

                           LIABILITY INSURANCE

      The Act allows the Corporation to purchase and maintain insurance for the benefit of its directors and officers against certain liabilities incurred by them in their capacity as directors and officers. All premiums with respect to such insurance are paid by the Corporation. The Corporation maintains or has maintained, since the beginning of the 1996 fiscal year, the following directors' and officers' liability insurance policies:

          (a) for the period commencing April 16, 1995 and ending on April 16, 1996, coverage in respect of the Corporation and its subsidiaries in the face amount of U.S. $20,000,000. There is no individual director/officer deductible. In the event that the subject directors or officers are indemnified by the Corporation, the deductible amount is U.S. $250,000. The total premium payable is U.S. $380,000. An additional premium of U.S. $61,250 is payable for Employment Practices Liability Insurance Extension;

          (b) for the period commencing April 16, 1996 and ending on April 16, 1997, coverage in respect of the Corporation and its subsidiaries in the face amount of U.S. $25,000,000. There is no individual director/officer deductible. In the event that the subject directors or officers are indemnified by the Corporation, the deductible amount is U.S. $250,000. The total premium payable is U.S. $400,000. Employment Practices Liability coverage is included in the above coverage; and

          (c) for the period commencing April 16, 1997 and ending on April 16, 1998, coverage in respect of the Corporation and its subsidiaries in the face amount of U.S. $30,000,000. There is no individual director/officer deductible. In the event that the subject directors or officers are indemnified by the Corporation, the deductible amount is U.S. $150,000. The total premium payable is U.S. $312,000. Employment Practices Liability coverage is included in the above coverage.

                         APPOINTMENT OF AUDITORS

       Unless such authority is withheld, the persons named in the accompanying form of proxy intend to vote FOR the appointment of KPMG, Chartered Accountants, Toronto, Ontario, as auditors of the Corporation to hold office until the next annual meeting of shareholders and FOR the resolution authorizing the board of directors to fix the remuneration of the auditors. Representatives of KPMG are expected to be present at the Meeting and to be available to respond to appropriate questions and to make statements as they may desire. These resolutions require the approval of a majority of the votes cast in person or by proxy by the shareholders who vote in respect of the resolutions.

                          SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 1998 annual meeting of shareholders must be received for inclusion in the Corporation's management information circular for such meeting by April 8, 1998. Shareholders submitting such proposals are requested to address them to the Secretary, Cineplex Odeon Corporation, 1303 Yonge Street, Toronto, Ontario, Canada M4T 2Y9.

                    AVAILABILITY OF CERTAIN DOCUMENTS

      The Corporation shall provide to any person upon written request to the Corporate Secretary of the Corporation at any time:

                     (i) one copy of the Annual Information Form of the Corporation (being its Form 10-K) together with one copy of any document, or the pertinent pages of any document incorporated by reference therein;

                     (ii) one copy of the comparative financial statements of the Corporation for its most recently completed fiscal year together with the accompanying report of the auditors and one copy of any interim financial statements of the Corporation subsequent to the financial statements for its most recently completed fiscal year end; and

                     (iii) one copy of the information circular of the Corporation in respect of its most recent annual meeting of shareholders that involved the election of directors or one copy of any annual filing prepared in lieu of that information circular, as appropriate, provided that the Corporation may require the payment of a reasonable charge if the request is made by a person who is not a security holder of the Corporation. Written requests for a copy of the above documents should be directed to the Investor Relations Department, Cineplex Odeon Corporation, 1303 Yonge Street, Toronto, Ontario, Canada, M4T 2Y9.

     The board of directors of the Corporation has approved the contents of this Management Information Circular and its sending to the shareholders.

DATED the 26th day of May, 1997.

                                                       Michael Herman
                                                       Secretary

                                SCHEDULE A


Name              Date       Options     Market     Exercise      New       Length of
                            Repriced    Price of     Price     Exercise      Original
                               or       Stock at   at Time of    Price     Option Term
                             Amended      Time     Repricing      ($)      Remaining at
                               (#)         of          or                      Date
                                       Repricing   Amendment               of Repricing
                                           or         ($)                  or Amendment
                                       Amendment                              (Days)
                                          ($)

Allen Karp         13 May 88  35,000 *       10.750     15.250      11.000          1,039
President and      13 May 88 120,000 *       10.750     17.250      11.000          1,074
Chief
Executive           5 Apr 90  35,000 *        5.750     11.000       5.750            347
Officer
                    5 Apr 90 120,000 *        5.750     11.000       5.750            382
                   27 Mar 91 350,000 *        4.300      8.375       4.300          1,346
                   14 Oct 91 155,000 *        3.950      5.750       3.950          1,270
                   14 Oct 91  45,000 *        3.950      5.250       3.950          1,641
                   14 Oct 91 250,000 *        3.950      4.300       3.950          1,627
                    5 Nov 92 350,000 *        2.450      4.300       2.500          1,239
                    5 Nov 92 561,500 *        2.450      3.950       2.500          1,440
                   16 Apr 96   671,500        1.868      2.500       1.868            151
                   16 Apr 96 1,500,000        1.868      3.400       1.868          3,134
Ellis Jacob        13 May 88  11,000 *       10.750     19.500      11.000          1,607
Executive           5 Apr 90  29,000 *        5.750     14.000       5.750          1,597
Vice-Presiden
t
and Chief           5 Apr 90  11,000 *        5.750     11.000       5.750            915
Financial
Officer            27 Mar 91  35,000 *        4.300      8.375       4.300          1,346
                   14 Oct 91  75,000 *        3.950      5.750       3.950          1,270
                   14 Oct 91  40,000 *        3.950      5.250       3.950          1,641
                   14 Oct 91 200,000 *        3.950      4.300       3.950          1,627
                    5 Nov 92  35,000 *        2.450      4.300       2.500          1,239
                    5 Nov 92 353,150 *        2.450      3.950       2.500          1,440
                   16 Apr 96   428,150        1.868      2.500       1.868            151
                   16 Apr 96   750,000        1.868      3.400       1.868          3,134
Robert Tokio        5 Apr 90  50,000 *        5.750     14.875       5.750          1,315
Executive           5 Apr 90  10,000 *        5.750     12.750       5.750          1,671
Vice-Presiden
t
                   27 Mar 91  35,000 *        4.300      8.375       4.300          1,346
                   14 Oct 91  85,000 *        3.950      5.750       3.950          1,270
                   14 Oct 91  30,000 *        3.950      5.250       3.950          1,641
                   14 Oct 91 200,000 *        3.950      4.300       3.950          1,627
                    5 Nov 92  35,000 *        2.450      4.300       2.500          1,239
                    5 Nov 92 353,150 *        2.450      3.950       2.500          1,440
                   16 Apr 96    75,000        1.868      2.260       1.868            253
                   16 Apr 96   428,150        1.868      2.500       1.868            151
                   16 Apr 96   750,000        1.868      3.400       1.868          3,134
Michael            13 May 88   6,000 *       10.750     16.375      11.000          1,228
McCartney
Senior              5 Apr 90   6,000 *        5.750     11.000       5.750            536
Vice-Presiden
t,
Head Film          14 Oct 91  13,500 *        3.950      5.750       3.950          1,270
Buyer
                   14 Oct 91  11,500 *        3.950      5.250       3.950          1,641
                    5 Nov 92  44,000 *        2.450      3.950       2.500          1,440
                   16 Apr 96     5,500        1.868      2.260       1.868            253
                   16 Apr 96    44,000        1.868      2.500       1.868            151
                   16 Apr 96    15,500        1.868      4.000       1.868            946
                   16 Apr 96    35,000        1.868      3.400       1.868          3,134
                   16 Apr 96    25,000        1.868      2.620       1.868          1,609
Michael Herman      5 Nov 92 100,000 *        2.450      3.300       2.500          1,639
Executive          16 Apr 96   125,000        1.868      2.500       1.868            151
Vice-Presiden
t,
Corporate          16 Apr 96    25,000        1.868      4.000       1.868            946
Affairs
and Secretary      16 Apr 96   250,000        1.868      3.400       1.868          3,134
Irwin Cohen        13 May 88  10,000 *       10.750     16.375      11.000          1,228
Executive           5 Apr 90  10,000 *        5.750     11.000       5.750            536
Vice-Presiden
t,
Operation for       5 Apr 90   5,000 *        5.750     11.000       5.750          1,210
North America      14 Oct 91  20,000 *        3.950      5.750       3.950          1,270
                   14 Oct 91  20,000 *        3.950      5.250       3.950          1,641
                    5 Nov 92  44,000 *        2.450      3.950       2.500          1,440
                   16 Apr 96     5,500        1.868      2.260       1.868            253
                   16 Apr 96    64,500        1.868      2.500       1.868            151
                   16 Apr 96    30,000        1.868      4.000       1.868            946
                   16 Apr 96   150,000        1.868      3.400       1.868          3,134
Howard             13 May 88   5,000 *       10.750     16.375      11.000          1,228
Lichtman
Executive          13 May 88  10,000 *       10.750     18.250      11.000          1,527
Vice-Presiden
t,
Marketing and       5 Apr 90   5,000 *        5.750     11.000       5.750            536
Communications      5 Apr 90  10,000 *        5.750     11.000       5.750            835
                    5 Apr 90  15,000 *        5.750     11.000       5.750          1,210
                   27 Mar 91  30,000 *        4.300      8.375       4.300          1,346
                   14 Oct 91  40,000 *        3.950      5.750       3.950          1,270
                   14 Oct 91  25,000 *        3.950      4.300       3.950          1,627
                    5 Nov 92  30,000 *        2.450      4.300       2.500          1,239
                    5 Nov 92  77,200 *        2.450      3.950       2.500          1,440
                    5 Nov 92  25,000 *        2.450      3.450       2.500          1,680
                   16 Apr 96     6,000        1.868      2.260       1.868            253
                   16 Apr 96   102,200        1.868      2.500       1.868            151
                   16 Apr 96   200,000        1.868      3.400       1.868          3,134
Stephen Brown      14 Oct 91   7,500 *        3.950      5.750       3.950          1,270
Senior             14 Oct 91  17,500 *        3.950      5.250       3.950          1,641
Vice-Presiden
t,
Treasury and        5 Nov 92  27,500 *        2.450      3.950       2.500          1,440
Tax
                   16 Apr 96     3,500        1.868      2.260       1.868            253
                   16 Apr 96    17,500        1.868      2.500       1.868            151
                   16 Apr 96     9,000        1.868      4.000       1.868            946
                   16 Apr 96    30,000        1.868      3.400       1.868          3,134
Jim Vassos         14 Oct 91  12,500 *        3.950      5.750       3.950          1,270
Senior             14 Oct 91  12,500 *        3.950      5.250       3.950          1,641
Vice-Presiden
t,
Business            5 Nov 92  27,500 *        2.450      3.950       2.500          1,440
Affairs and
Planning           16 Apr 96     3,500        1.868      2.260       1.868            253
                   16 Apr 96    15,500        1.868      2.500       1.868            151
                   16 Apr 96     9,000        1.868      4.000       1.868            946
                   16 Apr 96    30,000        1.868      3.400       1.868          3,134


Former Officers



Name               Date      Options     Market   Exercise    New    Length of
                            Repriced    Price of  Price at  Exercise  Original
                           or Amended   Stock at   Time of   Price     Option
                               (#)      Time of   Repricing   ($)       Term
                                       Repricing     or              Remaining
                                           or     Amendment           at Date
                                       Amendment     ($)                 of
                                          ($)                        Repricing
                                                                         or
                                                                     Amendment
                                                                       (Days)

Garth Drabinsky   13 May 88   300,000 *     10.750    16.375   11.000      1,228
Former
Chairman of
the Board,
President and
Chief
Executive
Officer
Myron Gottlieb    13 May 88   200,000 *     10.750    16.375   11.000      1,228
Former Vice-
Chairman of
the Board and
Chief
Administrative
Officer
Neil Blatt        13 May 88     5,000 *     10.750    16.375   11.000      1,228
Former           13 May 88     7,500 *     10.750    16.375   11.000      1,434
Executive Vice-   5 Apr 90     5,000 *      5.750    11.000    5.750        536
President,        5 Apr 90     7,500 *      5.750    11.000    5.750        742
Film              5 Apr 90     5,000 *      5.750    11.000    5.750      1,210
                 27 Mar 91    30,000 *      4.300     8.375    4.300      1,346
                 14 Oct 91    35,000 *      3.950     5.750    3.950      1,270
                 14 Oct 91    85,000 *      3.950     5.250    3.950      1,641
                 14 Oct 91   150,000 *      3.950     4.300    3.950      1,627
                  5 Nov 92    30,000 *      2.450     4.300    2.500      1,239
                  5 Nov 92   302,700 *      2.450     3.950    2.500      1,440
Ira Mitchell      13 May 88    20,000 *     10.750    21.250   11.000      1,105
Former           13 May 88     7,500 *     10.750    18.250   11.000      1,259
Executive Vice-  13 May 88     7,500 *     10.750    16.375   11.000      1,228
President,
Real Estate
Development,
U.S.
Jerald Banks      13 May 88    60,000 *     10.750    18.625   11.000      1,471
Former Senior    13 May 88    60,000 *     10.750    20.125   11.000      1,546
Executive Vice-
President,
Corporate
Affairs &
Secretary
Harold Kramer     13 May 88     3,000 *     10.750    14.625   11.000      1,029
Former Senior    13 May 88     2,000 *     10.750    16.375   11.000      1,228
Vice-President   13 May 88     5,000 *     10.750    20.125   11.000      1,537
Gerald Kishner    13 May 88    50,000 *     10.750    18.875   11.000      1,559
Former
Executive Vice-
President and
Chief
Financial
Officer
Peter Mandell     13 May 88     7,000 *     10.750    15.250   11.000      1,039
Former Senior    13 May 88    23,000 *     10.750    17.250   11.000      1,074
Vice-            13 May 88     7,000 *     10.750    16.375   11.000      1,228
President,        5 Apr 90     7,000 *      5.750    11.000    5.750        347
General           5 Apr 90    23,000 *      5.750    11.000    5.750        382
Counsel &         5 Apr 90     7,000 *      5.750    11.000    5.750        536
Secretary        14 Oct 91    10,000 *      3.950     5.750    3.950      1,270
                 14 Oct 91    37,000 *      3.950     5.750    3.950      1,270
                 14 Oct 91     8,000 *      3.950     5.250    3.950      1,641
Lynda Friendly    13 May 88     3,000 *     10.750    14.625   11.000      1,029
Former           13 May 88     5,500 *     10.750    16.375   11.000      1,228
Executive Vice-
President,
Marketing &
Communications
Barry Silver      13 May 88     3,000 *     10.750    14.625   11.000      1,029
Former           13 May 88     5,500 *     10.750    16.375   11.000      1,228
Executive Vice-   5 Apr 90     3,000 *      5.750    11.000    5.750        337
President,        5 Apr 90     5,500 *      5.750    11.000    5.750        536
Operations
David Allen       13 May 88     3,000 *     10.750    14.625   11.000      1,029
Former           13 May 88     7,000 *     10.750    16.375   11.000      1,228
Executive Vice-   5 Apr 90     3,000 *      5.750    11.000    5.750        337
President,        5 Apr 90     7,000 *      5.750    11.000    5.750        536
Canada            5 Apr 90    10,000 *      5.750    11.000    5.750      1,210
                 27 Mar 91    30,000 *      4.300     8.375    4.300      1,346
                 14 Oct 91    20,000 *      3.950     5.750    3.950      1,270
                 14 Oct 91    50,000 *      3.950     4.300    3.950      1,627

Robert Topol      13 May 88     1,500 *     10.750    14.625   11.000      1,029
Former           13 May 88     3,000 *     10.750    16.375   11.000      1,228
Executive Vice-  13 May 88     5,000 *     10.750    10.750   11.000      1,351
President        13 May 88    20,000 *     10.750    18.875   11.000      1,502


*No such options remain outstanding

                           CINEPLEX ODEON CORPORATION

                       PROXY FOR HOLDERS OF COMMON SHARES
                        SOLICITED ON BEHALF OF MANAGEMENT



The undersigned shareholder of Cineplex Odeon Corporation (the "Corporation") hereby appoints Allen Karp, or failing him, Ellis Jacob, or failing both of the foregoing, Senator E. Leo Kolber, or instead of any of them as proxy for the undersigned, with power of
substitution, to attend and act for and on behalf of the undersigned at the Annual Meeting (the "Meeting") of shareholders of the Corporation to be held at 12 noon on Thursday June 26, 1997, at Cineplex Odeon Varsity Cinemas, 55 Bloor Street West, Second Level, Toronto, Ontario, and at any adjournments thereof and to vote, as directed below, all common shares in the capital of the Corporation ("Common Shares") which the undersigned would be entitled to vote if then personally present:

     (a)       FOR   or WITHHOLD FROM VOTING   in the election of nominees
               listed below as directors of the Corporation for a term of one year. (A shareholder may withhold authority to vote for a particular nominee(s) by lining through or otherwise striking out the name(s) of the particular nominee(s) and checking the "For" box.)

Rudolph P. Bratty, Q.C., John H. Daniels, Bruce L. Hack, Ellis Jacob, Allen Karp, The Honourable E. Leo Kolber, Brian Mulligan, Andrew J. Parsons, Eric W. Pertsch, Robert Rabinovitch, James D. Raymond and Howard L. Weitzman.

     (b)  FOR   or WITHHOLD FROM VOTING   in the appointment of KPMG, Chartered
          Accountants, as independent auditors for fiscal 1997.

     (c)  FOR   or WITHHOLD FROM VOTING   on the resolution authorizing the
          board of directors of the Corporation to fix the remuneration of the auditors.

     (d) In his or her discretion, with respect to any amendments or variations to the matters hereinbefore specified, or on such further or other business as may properly come before the Meeting or any adjournments thereof.

The proxy named above will vote or withhold from voting the shares in respect of which he or she is appointed on any ballot that may be called for in accordance with the directions of the shareholder appointing him or her. In the absence of such direction, such shares will be voted FOR the resolutions specified in paragraphs (a) to, and including, (c) above on any ballot that may be called for.

The undersigned hereby ratifies and confirms all that the said proxy may do by virtue hereof, granting to the said proxy full power and authority to act for and in the name of the undersigned at the said Meeting or at any adjournments thereof, and hereby revokes any proxy or proxies heretofore given to vote, attend or act with respect to the said shares.

This proxy is solicited on behalf of management and the shares represented by this proxy will be voted or withheld from being voted, as stated above, in accordance with the instructions of the undersigned on any ballot that may be called for and, if the undersigned has specified a choice with respect to any matter to be acted upon, the shares represented by this proxy shall be voted accordingly at the Meeting and at any adjournments thereof. The undersigned has the right to appoint a person to attend, vote and act for and on his or her behalf at the Meeting or at any adjournments thereof other than the persons named above and may exercise such right by inserting the name of his or her nominee, who need not be a shareholder of the Corporation, in the blank space provided above for the purpose, or by completing another proper form of proxy.

The undersigned hereby acknowledges receipt of the Notice of Meeting dated May 26, 1997 and of the accompanying Management Information Circular.

DATED the    day of            , 1997.


                        Signature of Registered Shareholder or
                                   Authorized Signing Officer

                          Name of Registered Shareholder (Please Print)



Please insert the date that the proxy is signed in the space provided. If the date has not been inserted, this form of proxy is deemed to bear the date on which it is mailed. Please sign exactly as your name appears on your share certificates. If the shareholder is a corporation, this proxy must be executed by an officer or attorney thereof duly authorized.

                                PLEASE NOTE THAT
                                  THE TIME OF
                               THE ANNUAL MEETING
                                HAS BEEN CHANGED
                                 TO 12:00 NOON,
                            NOT 10:00 A.M. AS NOTED
                              IN THE ANNUAL REPORT